Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$8,475,940
Unrealized Gain (Loss) on Market Value of Futures	1,506,112
Dividend Income	891
Interest Income	1,100
ETF Transaction Fees	1,050
Total Income (Loss)	$9,985,093

Expenses
General Partner Management Fees	$42,442
Brokerage Commissions	4,761
NYMEX License Fee	1,061
Prepaid Insurance Expense	863
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	722
Other Expenses	20,238
Total Expenses	70,862
Expense Waiver	(9,627)
Net Expenses	$61,235
Net Income (Loss)	$9,923,858

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$79,827,650
Withdrawals (250,000 Units)	(14,569,695)
Net Income (Loss)	9,923,858

Net Asset Value End of Month	$75,181,813
Net Asset Value Per Unit (1,250,000 Units)	$60.15

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612